EXHIBIT 99.1

LETTER OF TRANSMITTAL

TO TENDER EACH OUTSTANDING $1,000 PRINCIPAL AMOUNT
12% SENIOR SECURED NOTES
DUE MARCH 17, 2005

OF

TRANS WORLD CORPORATION

TO

TRANS WORLD CORPORATION

IN EXCHANGE FOR
22,640 SHARES OF COMMON STOCK OR $1,000 PRINCIPAL AMOUNT
VARIABLE RATE PROMISSORY NOTES DUE 2009
PLUS, TO
CERTAIN TENDERING NOTEHOLDERS AN 8%
PROMISSORY NOTE
DUE 2005
OF
TRANS WORLD CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY,                        , 2003, UNLESS THE OFFER IS EXTENDED.

THE EXCHANGE AGENT FOR THE OFFER IS:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY MAIL:	BY OVERNIGHT DELIVERY:
Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor Reorganization Department New York, New York 10004	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor Reorganization Department New York, New York 10004

FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):
(212) 616-7610

CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE ONLY:
1-800-509-4000 (ext. 536)

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW.

        THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on note certificate(s))	Notes Tendered (Attach additional list if necessary)

	Note Certificate Number(s)(1) (Attach signed list, if necessary)	Principal Amount of Notes Represented

$

	TOTAL PRINCIPAL AMOUNT OF NOTES TENDERED	$

(1)
Unless otherwise indicated, it will be assumed that all Notes represented by certificates delivered to the Exchange Agent are being tendered hereby. See Instruction 4.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
LETTER OF TRANSMITTAL CAREFULLY.

☐	CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:
Name(s) of Registered Holder(s):
Date of Execution of Notice of Guaranteed Delivery:

        This Letter of Transmittal is furnished in connection with the offer of Trans World Corporation ("TWC"), a Nevada corporation, to exchange 22,640 (or more, under certain circumstances) shares of TWC common stock, $0.001 par value per share ("TWC Common Stock") or $1,000 principal amount of Variable Rate Promissory Notes Due 2009 (the "Replacement Notes"), plus to certain tendering Noteholders an 8% Promissory Note Due 2005 (the "Interest Note") representing certain accrued and unpaid interest on the Notes for each outstanding $1,000 principal amount of its 12% Senior Secured Notes due March 17, 2005 (the "Notes"), upon the terms and subject to the conditions of the prospectus, dated                        , 2003 (the "Prospectus," which, together with any amendments and supplements thereto, the Agreement and Plan of Recapitalization (the "Agreement") by and among TWC and the tendering Noteholders, and this Letter of Transmittal, constitutes the "Offer"). This Letter of Transmittal should be used by Noteholders if certificates for the Notes are to be forwarded herewith.

        Noteholders whose certificates for the Notes are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Exchange Agent on or prior to the expiration date (as described in the Prospectus), may nevertheless tender their Notes according to the guaranteed delivery procedures set forth under "The Note Exchange Offer—Guaranteed Delivery" in the Prospectus.

* * * * *

Dear Sirs:

        The undersigned hereby delivers to TWC the above-described Notes, pursuant to TWC's offer to exchange 22,640 shares (or more, under circumstances described in the Agreement and Plan of Recapitalization) of TWC Common Stock or the Replacement Notes for each outstanding $1,000 principal amount of the Notes, upon the terms and subject to the conditions set forth in the Prospectus, the Agreement and this Letter of Transmittal.

        The undersigned understands that TWC reserves the right to transfer or assign in whole at any time, or in part from time to time, to one or more of its affiliates, the right to purchase all or any portion of the Notes tendered pursuant to the Offer, but any such transfer or assignment will not relieve TWC of its obligations under the Offer and will in no way prejudice the rights of tendering Noteholders to receive TWC Common Stock or the Replacement Notes in exchange for the Notes validly tendered and accepted for exchange pursuant to the Offer. Receipt of the Offer is hereby acknowledged.

        Upon the terms and subject to the conditions of the Offer (including if the Offer is extended or amended, the terms of any such extension or amendment), subject to, and effective upon, acceptance of the Notes tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to TWC, all right, title and interest in and to all of the Notes that are being tendered hereby (and any and all other securities issued or issuable in respect thereof on or after                        , 2003 (collectively, "Distributions")) and irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Notes (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Notes (and any and all Distributions), or transfer ownership of such Notes (and any and all Distributions) on the account books maintained by TWC or its transfer agent and registrar, together, in any such case, with all accompanying evidences of transfer and authenticity, to, or upon the order of TWC, (ii) present such Notes (and any and all Distributions) for transfer on the books of TWC, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes (and any and all Distributions) and (iv) cancel, terminate, render null and void the Notes acquired and, upon the acceptance of the aggregate principal amount of such Notes, to take all action that the Noteholder may take to terminate the indenture under which the Notes were issued and to release all collateral securing the repayment of the Notes, all in accordance with the terms of the Offer.

        By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the designees of TWC, and each of them, as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution and resubstitution, with respect to, and to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, all of the Notes (and any and all Distributions) tendered hereby and accepted for exchange by TWC. This appointment will be effective if and when, and only to the extent that, TWC accepts such Notes for exchange pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for exchange of such Notes in accordance with the terms of the Offer. Such acceptance for exchange shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Notes (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). TWC reserves the right to require that, in order for Notes (or other Distributions) to be deemed validly tendered, immediately upon TWC's acceptance for exchange of such Notes, TWC or its designee must be able to exercise full voting, consent and other rights with respect to such Notes (and any and all Distributions) as if it were a duly authorized holder thereof.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and all Distributions, that the undersigned owns the Notes tendered hereby, and that when the same are accepted for exchange by TWC, TWC will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or TWC to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Exchange Agent for the account of TWC all Distributions in respect of the Notes tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, TWC shall be entitled to all rights and privileges as owner of each such Distribution.

        The undersigned agrees to all the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

        The undersigned understands that the valid tender of the Notes pursuant to the Agreement, any one of the procedures described in the Prospectus under "The Note Exchange Offer—Procedure for Tendering Notes" and in the Instructions hereto will constitute a binding agreement between the undersigned and TWC upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Prospectus, TWC may not be required to accept for exchange any of the Notes tendered hereby.

        The undersigned understands that no fraction of a share of TWC Common Stock will be issued. Instead, each tendering stockholder who would otherwise be entitled to a fraction of a share of TWC Common Stock, after combining all fractional shares to which such stockholder would otherwise be entitled, will receive the next highest whole share of TWC Common Stock.

        Unless otherwise indicated under "Special Issuance Instructions," please issue the TWC Common Stock or the Replacement Note and the Interest Note, if any, and issue any certificates for Notes not tendered or not accepted for exchange (and any accompanying documents, as appropriate), in the name(s) of the registered holder(s) appearing above under "Description of Notes Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please deliver documentation evidencing the TWC Common Stock or the Replacement Notes and the Interest Notes, if any, and return any certificates for the Notes not tendered or not accepted for exchange (and any accompanying documents, as appropriate) to the address of the registered holder(s) appearing above under "Description of Notes Tendered." In the event that the box entitled "Special Issuance Instructions" and/or the box entitled "Special Delivery Instructions" are completed, please issue the TWC Common Stock or the Replacement Notes and the Interest Notes, if any, (and the documentation evidencing same), and any certificates for the Notes not tendered or not accepted for exchange (and any accompanying documents, as appropriate), in the name of, and/or deliver said documentation and return such certificates to, the person or persons so indicated.

        The undersigned recognizes that TWC has no obligation, pursuant to the "Special Issuance Instructions," to transfer any Notes from the name of the registered holder thereof if TWC does not accept for exchange any or all of the Notes so tendered.

☐	CHECK HERE IF ANY OF THE CERTIFICATES REPRESENTING NOTES THAT YOU OWN HAVE BEEN LOST, DESTROYED OR STOLEN AND SEE INSTRUCTION 11.

☐	CHECK HERE IF SPECIAL ISSUANCE INSTRUCTIONS APPLY:

SPECIAL ISSUANCE INSTRUCTIONS
(SEE INSTRUCTIONS 1, 4, 5 AND 6)

To be completed ONLY (i) if the TWC Common Stock or the Replacement Notes and, if applicable the Interest Notes delivered in the Offer, are to be issued in the name of someone other than the undersigned, (ii) if certificates for the Notes not tendered or not accepted for exchange are to be issued in the name of someone other than the undersigned.

Name	(please print)
Address

(zip code)
Taxpayer Identification or Social Security Number

☐	CHECK HERE IF SPECIAL DELIVERY INSTRUCTIONS APPLY:

SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS 1, 4, 5 AND 6)

To be completed ONLY if (i) documentation evidencing TWC Common Stock or Replacement Notes and Interest Notes, if any are to be issued to you, to be delivered in the Offer and (ii) certificates for the Notes not tendered or not accepted for exchange are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under "Description of Notes Tendered."

Name	(please print)
Address

(zip code)
Taxpayer Identification or Social Security Number

IMPORTANT: NOTEHOLDERS SIGN HERE

Signature(s) of Noteholder(s)
Dated	, 200
Name(s)
(Please print)
Capacity (full title)	(See Instruction 4)
Address	(Include zip code)
Area Code and Telephone No.
Taxpayer Identification or Social Security Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Note certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED; SEE INSTRUCTIONS 2 AND 5) FOR USE BY ELIGIBLE INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW:

Name of Firm
Address
(Include zip code)
Authorized Signature
Name(s)

Area Code and Telephone Number
Dated	, 200

INSTRUCTIONS FORMING PART OF THE TERMS
AND CONDITIONS OF THE OFFER

        1.    DELIVERY OF LETTER OF TRANSMITTAL, AGREEMENT AND NOTES; GUARANTEED DELIVERY PROCEDURES.    This Letter of Transmittal is to be completed by Noteholders of TWC if the Note certificates are to be forwarded to the Exchange Agent pursuant to the procedures set forth herein and in the Prospectus under "The Note Exchange Offer—Procedure for Tendering Notes."

        For a Noteholder to validly tender the Notes pursuant to the Offer, either (a) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, a manually executed copy of the Agreement, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth herein prior to the expiration date and certificates for tendered Notes must be received by the Exchange Agent at one of such addresses prior to the expiration date as set forth herein and in the Prospectus under "The Note Exchange Offer—Procedure for Tendering Notes" or (b) the tendering Noteholder must comply with the guaranteed delivery procedures set forth herein and in the Prospectus under "The Note Exchange Offer—Guaranteed Delivery."

        Noteholders whose certificates for the Notes are not immediately available or who cannot deliver their Note certificates and all other required documents to the Exchange Agent prior to the expiration date may tender their Notes by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth herein and in the Prospectus under "The Note Exchange Offer—Guaranteed Delivery."

        Pursuant to such guaranteed delivery procedures, (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by TWC, must be received by the Exchange Agent prior to the expiration date and (iii) the certificates for all tendered Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof), with any required signature guarantees, a manually executed copy of the Agreement, and any other required documents must be received by the Exchange Agent within three (3) Nasdaq National Market trading days after the date of execution of such Notice of Guaranteed Delivery.

        The signatures on this Letter of Transmittal cover all of the Notes tendered hereby.

        THE TIMING AND METHOD OF DELIVERY OF THE NOTES, THIS LETTER OF TRANSMITTAL, THE CERTIFICATE(S) REPRESENTING THE NOTES AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING NOTEHOLDER. THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        No alternative, conditional or contingent tenders will be accepted, and no fractional shares of TWC Common Stock will be issued. All tendering Noteholders, by executing this Letter of Transmittal (or a manually signed facsimile thereof), waive any right to receive any notice of acceptance of their Notes for exchange.

        2.    GUARANTEE OF SIGNATURES.    No signature guarantee is required on this Letter of Transmittal (i) if this Letter of Transmittal is signed by the registered holder(s) of Notes tendered herewith, unless such holder(s) has completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions," or (ii) if such Notes are tendered for the account of a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer

Association Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4 of this Letter of Transmittal.

        3.    INADEQUATE SPACE.    If the space provided herein under "Description of Notes Tendered" is inadequate, the principal amount of the Notes tendered and the Note certificate numbers with respect to such Notes should be listed on a separate signed schedule attached hereto.

        4.    SIGNATURES ON LETTER OF TRANSMITTAL; STOCK POWERS AND ENDORSEMENTS.    If this Letter of Transmittal is signed by the registered holder(s) of the Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

        If any of the Notes tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If any of the tendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        If this Letter of Transmittal or any Note certificate or bond power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to TWC of the authority of such person so to act must be submitted.

        If this Letter of Transmittal is signed by the registered holder(s) of the Notes listed and transmitted hereby, no endorsements of the Note certificates or separate bond powers are required unless payment or certificates for Notes not tendered or not accepted for exchange are to be issued in the name of a person other than the registered holder(s). Signatures on any such Note certificates or bond powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Notes evidenced by certificates listed and transmitted hereby, the Note certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Note certificates. Signature(s) on any such Note certificates or bond powers must be guaranteed by an Eligible Institution.

        5.    TRANSFER TAXES.    The amount of any required transfer taxes (whether imposed on the registered holder(s) or any other person) due as a result of exchange of the Notes in the Offer will be deducted from the overall Offer consideration to be paid to the Noteholder unless evidence satisfactory to TWC of the payment of such taxes, or exemption therefrom, is submitted.

        6.    SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS.    If the TWC Common Stock or Replacement Notes delivered in the Offer (or the documentation evidencing same), the Interest Notes, if any, and certificates for the Notes not accepted for exchange or not tendered are to be issued in the name of and/or delivered to a person other than the signer of this Letter of Transmittal, or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

        7.    QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.    Questions and requests for assistance or additional copies of the Prospectus, the Agreement, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to TWC at the address and phone number set forth below, or from your trust company or other nominee.

        8.    WAIVER OF CONDITIONS.    TWC reserves the absolute right, with the consent of holders of a majority of the principal amount of the Notes that have tendered for the TWC Common Stock, to waive the conditions to the Offer and to make any change in the terms or the conditions to the Offer with the prior written consent of the holders of not less than a majority of the principal amount of the Notes that have executed the Agreement, except as set forth in the Agreement and the Prospectus.

        9.    LOST, DESTROYED OR STOLEN NOTE CERTIFICATES.    If any certificate(s) representing the Notes has been lost, destroyed or stolen, the Noteholder should promptly contact TWC or the Exchange Agent for instruction on the steps that must be taken in order to replace the Note certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Note certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE HEREOF) TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, THE MANUALLY SIGNED AGREEMENT AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED NOTES MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE, OR THE TENDERING NOTEHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

        Any questions or requests for assistance or additional copies of the Prospectus, the Agreement, this Letter of Transmittal and other tender offer materials may be directed to TWC as set forth below. Holders of the Notes may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

THE CONTACT INFORMATION FOR TWC IS:

Mr. Paul Benkley, Secretary
545 Fifth Avenue, Suite 940
New York, NY 10017
Tel: (212) 983-3355 (call collect)
Fax: (212) 983-8129